Exhibit 10.6

POWERWAVE TECHNOLOGIES, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER

2005 STOCK INCENTIVE PLAN

Award Date	Number of Units	Final Vesting Date
[Restricted Stock Units]

Powerwave Technologies, Inc. (the “Company”) has on the Award Date specified above granted to                                          (“Grantee”) an award (the “Award”) to receive that number of restricted stock units (the “Restricted Stock Units”) indicated above in the box labeled “Number of Units,” each Restricted Stock Unit representing the right to receive one share of the Company’s Common Stock, $.0001 par value per share (the “Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Award and the Powerwave Technologies, Inc. 2005 Stock Incentive Plan (the “Plan”). Any terms not defined herein shall have the meaning set forth in the Plan.

1. Rights of the Grantee with Respect to the Restricted Stock Units.

(a) No Stockholder Rights. The Grantee shall have no rights as a stockholder of the Company until shares of Common Stock are actually issued to and held of record by the Grantee. The rights of Grantee with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 2, 3 or 4 below.

(b) Additional Restricted Stock Units. As long as Grantee holds Restricted Stock Units granted pursuant to this Award, the Company shall credit to Grantee, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of Restricted Stock Units (“Additional Restricted Stock Units”) equal to the total number of whole Restricted Stock Units and Additional Restricted Stock Units previously credited to Grantee under this Award multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such date, divided by the Fair Market Value of a share of Common Stock on such date. Any fractional Restricted Stock Unit resulting from such calculation shall be included in the Additional Restricted Stock Units. A report showing the number of Additional Restricted Stock Units so credited shall be sent to Grantee periodically, as determined by the Company. The Additional Restricted Stock Units so credited shall be subject to the same terms and conditions as the Restricted Stock Units to which such Additional Restricted Stock Units relate and the Additional Restricted Stock Units shall be forfeited in the event that the Restricted Stock Units with respect to which such Additional Restricted Stock Units were credited are forfeited.

(c) Conversion of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock shall be issued to Grantee prior to the date on which the Restricted Stock Units vest, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with

Section 2, 3 or 4. Neither this Section 1(c) nor any action taken pursuant to or in accordance with this Section 1(c) shall be construed to create a trust of any kind. As soon as practical after any Restricted Stock Units vest pursuant to Section 2, 3 or 4, the Company shall promptly cause to be issued an equivalent number of shares of Common Stock, registered in Grantee’s name or in the name of Grantee’s legal representatives, beneficiaries or heirs, as the case may be, in payment of such vested whole Restricted Stock Units and any Additional Restricted Stock Units. Such payment shall be subject to the tax withholding provisions of Section 7, and shall be in complete satisfaction of such vested Restricted Stock Units. The value of any fractional Restricted Stock Unit shall be paid in cash at the time certificates are delivered to Grantee in payment of the Restricted Stock Units and any Additional Restricted Stock Units.

2. Vesting. Subject to the terms and conditions of this Award, the Restricted Stock Units shall become vested in installments as follows: [INSERT VESTING SCHEDULE, EITHER TIME-BASED OR PERFORMANCE-BASED].

As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by any successor entity following a Change in Control, which is uninterrupted except for vacations, illness, or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, or (ii) service as a member of the Board of Directors of the Company until Grantee resigns, is removed from office, or Grantee’s term of office expires and he or she is not reelected. The Grantee’s Continuous Service shall not terminate merely because of a change in the capacity in which the Grantee renders service to the Company or a corporation or subsidiary corporation described in clause (i) above. For example, a change in the Grantee’s status from an employee to a Non-Employee Director will not constitute an interruption of the Grantee’s Continuous Service, provided there is no interruption in the Grantee’s performance of such services. Notwithstanding the foregoing, for any employee of a subsidiary of the Company located outside the United States, such employee’s Continuous Service shall be deemed terminated upon the commencement of such employee’s “garden leave period,” “notice period,” or other similar period where such employee is being compensated by such subsidiary but not actively providing service to such subsidiary.

3. Vesting Upon Change in Control.

(a) Notwithstanding Section 2 above, if Grantee holds Restrictive Stock Units at the time a Change in Control occurs, and (i) the Change in Control is not approved by a majority of the Continuing Directors (as defined below), or (ii) the acquiring or successor entity (or parent thereof) does not agree to provide for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation, then all of the Restricted Stock Units shall become immediately and unconditionally vested and exercisable, and the restrictions with respect to all of the Restricted Stock Units shall lapse, effective immediately prior to the consummation of such Change in Control. Notwithstanding the foregoing sentence, if pursuant to a Change in Control approved by a majority of the Continuing Directors the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation, then vesting of the Restricted Stock Units shall not accelerate in connection with such Change in Control to the extent this Agreement is continued, assumed or substituted for; provided, however, if Grantee’s Continuous Service is terminated without Cause or pursuant to a Constructive Termination (as defined below)

within 180 days following such Change in Control, all Restricted Stock Units shall vest and become exercisable effective upon such termination.

(b) For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Cause” means, with respect to a Grantee’s Continuous Service, the termination by the Company of such Continuous Service for any of the following reasons: (a) The continued, unreasonable refusal or omission by the Grantee to perform any material duties required of him by the Company if such duties are consistent with duties customary for the position held with the Company; (b) Any material act or omission by the Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties to, or material deviation from any of the policies or directives of, the Company; (c) Conduct on the part of Grantee which constitutes the breach of any statutory or common law duty of loyalty to the Company; including the unauthorized disclosure of material confidential information or trade secrets of the Company; or (d) any illegal act by Grantee which materially and adversely affects the business of the Company or any felony committed by Grantee, as evidenced by conviction thereof, provided that the Company may suspend Grantee with pay while any allegation of such illegal or felonious act is investigated. In the event that the Grantee is a party to an employment agreement or other similar agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Grantee with greater rights. A termination on account of Cause shall be communicated by written notice to the Grantee, and shall be deemed to occur on the date such notice is delivered to the Grantee.

(ii) “Constructive Termination” shall mean a termination of employment by Grantee within sixty (60) days following the occurrence of any one or more of the following events without the Grantee’s written consent (i) any reduction in position, title, overall responsibilities, level of authority, level of reporting, base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that Grantee’s location of employment be relocated by more than fifty (50) miles. In the event that the Grantee is a party to an employment agreement or other similar agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Grantee with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

(iii) “Continuing Director” means any member of the Board of Directors of the Company who was a member of the Board prior to the adoption of the Plan, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors.

4. Forfeiture or Early Vesting Upon Termination of Employment.

(a) Termination of Employment Generally. If, prior to vesting of the Restricted Stock Units pursuant to Section 2 or 3, Grantee ceases to be an employee of the Company,

or ceases to serve on the Board of Directors of the Company, for any reason (voluntary or involuntary) other than death or permanent long-term disability, then Grantee’s rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited, including the right to receive any Additional Restricted Stock Units.

(b) Death or Disability. If Grantee dies while employed by the Company or its subsidiaries, or if Grantee’s employment by the Company or its subsidiaries is terminated due to Grantee’s failure to return to work as the result of Grantee’s Disability (as defined in the Plan), then all unvested Restricted Stock Units shall become immediately vested, and the restrictions with respect to all of the Restricted Stock Units shall lapse, as of the date of such Disability or death. No transfer by will or the applicable laws of descent and distribution of any Restricted Stock Units that vest by reason of Grantee’s death shall be effective to bind the Company unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

5. Restriction on Transfer. The Restricted Stock Units and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Grantee and receive any property distributable with respect to the Restricted Stock Units upon the death of Grantee.

6. Adjustments to Restricted Stock Units. Upon or in contemplation of any reclassification, recapitalization, stock split, reverse stock split or stock dividend; any merger, combination, consolidation or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Company shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances, make adjustments if appropriate in the number of Restricted Stock Units subject to this Agreement and the number and kind of securities that may be issued in respect of such Units.

7. Income Tax Matters.

(a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Grantee, are withheld or collected from Grantee.

(b) The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the Restricted Stock Units. The Company may, in its sole discretion, withhold a sufficient number of shares of Common Stock in connection with the vesting of the Restricted Stock Units at the Fair Market Value (as defined in the Plan) of the Common Stock (determined as of the date of measurement of the amount of income subject to such withholding) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such Restricted Stock Units. The

Company may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner. If, however, any withholding event occurs with respect to the Restricted Stock Units other than upon the vesting of such Units, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the Units as provided above in this Section 7(b), the Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

(c) The Restricted Stock Unit Award evidenced by this Agreement, and the issuance of shares of Common Stock to the Grantee in settlement of vested Units, is intended to be taxed under the provisions of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), and is not intended to provide and does not provide for the deferral of compensation within the meaning of Section 409A(d) of the Code. Therefore, the Company intends to report as includible in the Grantee’s gross income for any taxable year an amount equal to the Fair Market Value of the shares of Common Stock covered by the Units that vest (if any) during such taxable year, determined as of the date such Units vest. In furtherance of this intended tax treatment, all vested Units shall be automatically settled and payment to the Grantee shall be made as provided in Section 1(c) hereof, but in no event later than March 15th of the year following the calendar year in which such Units vest. The Grantee shall have no power to affect the timing of such settlement or payment. The Company reserves the right to amend this Agreement, without the Grantee’s consent, to the extent it reasonably determines from time to time that such amendment is necessary in order to achieve the purposes of this Section.

8. Compliance with Laws. The Award and the offer, issuance and delivery of securities under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Grantee will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company will cause such action to be taken, and such filings to be made, so that the grant hereunder shall comply with the rules of the Nasdaq Stock Market or the principal stock exchange on which shares of the Company’s Common Stock are then listed for trading.

9. No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Grantee’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Grantee may be a party.

10. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

11. Conflict of Provisions. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

12. Assignment. Grantee shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

13. “Market Stand-Off” Agreement. Grantee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities (including any acquisition transaction where Company securities will be used as all or part of the purchase price), Grantee will not sell or otherwise transfer or dispose of any shares of Common Stock held by Grantee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

14. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

15. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and effective (i) when delivered by hand, (ii) when otherwise delivered against receipt therefor, or (iii) three (3) business days after being mailed if sent by registered or certified mail, postage prepaid, return receipt requested. Any notice shall be addressed to the parties as follows or at such other address as a party may designate by notice given to the other party in the manner set forth herein:

(a) if to the Company:

      Powerwave Technologies, Inc.

      1801 E. St. Andrew Place

      Santa Ana, CA 92705

      Attention: Chief Financial Officer

(b) if to the Grantee, at the address shown on the signature page of this Agreement or at his most recent address as shown in the employment or stock records of the Company.

16. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

17. Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

18. Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

19. Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto. Notwithstanding the foregoing, amendments made pursuant to Section 7(c) hereof may be effectuated solely by the Company.

20. Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

21. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Grantee and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Grantee and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	GRANTEE:

POWERWAVE TECHNOLOGIES, INC.

By:	(Print Name)

Name:

Title:
Address:

CONSENT AND RATIFICATION OF SPOUSE

The undersigned, the spouse of                                              , a party to the attached Restricted Stock Unit Award Agreement (the “Agreement”), dated as of                                 , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Restricted Stock Units (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:
(Signature)

(Print Name)